Exhibit 99.1

Velocity Express Announces Third Quarter Fiscal 2009 Results

WESTPORT, Conn. May 13, 2009 — Velocity Express Corporation (NASDAQ: VEXP), the nation’s largest provider of time definite regional delivery solutions, announced operating results for its quarter ended March 28, 2009.

Highlights:

•	Fourth consecutive quarter of positive Adjusted EBITDA, despite economic downturn

•	Trailing 12 month Adjusted EBITDA of $6.7 million

•	Gross margin of 29.4%, up 400 basis points from last year

Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, stated, “We are pleased to have achieved our fourth consecutive quarter of positive Adjusted EBITDA despite the dramatic economic slowdown. Gross margin continued to improve from year to year and we continued to manage all other operating expenses in line with revenue.”

Financial Summary for the quarter:	Quarters Ended

($000’s)	3/28/09	12/27/08	3/29/08

Revenue	$60,825	$65,749	$82,159

Gross Profit before depreciation	17,909	18,468	20,896
Gross Margin % before depreciation	29.4%	28.1%	25.4%
Operating Expenses included in Adjusted EBITDA *	16,890	16,543	22,553

Adjusted EBITDA *	$1,019	$1,925	$(1,657)

Depreciation, Amortization, Non-Cash Compensation and Non-recurring Expenses for Integration, Restructuring, Litigation, Global Alliance Strategic Transaction and Debt Restructuring	2,124	1,958	2,009

Loss from Operations	$(1,105)	$(33)	$(3,666)

* see Exhibit B

Mr. Wasik continued, “Revenue for the quarter ended March 28, 2009 was $60.8 million compared to $65.7 million in the December quarter of 2008 and $82.2 million in the March quarter of 2008. Sequential and year over year revenue comparisons were driven by lower delivery volumes from continuing customers and lower fuel surcharge revenue because of the economic downturn and the continued migration of bank customers to the Check 21 scanning technology. In addition, our managed exit from unfavorable contracts acquired with CD&L contributed to lower revenue in the March quarter of 2009 compared to the March quarter of 2008.”

The Company reported gross profit before depreciation for the quarter of $17.9 million, or 29.4% of sales, compared to $18.5 million, or 28.1%, in the December quarter of 2008 and $20.9 million, or 25.4%, for the same quarter last year. The main reason gross margin improved is that average revenue per driver rose more rapidly than average settlement per driver, although both continue to rise.

Operating expenses included in Adjusted EBITDA were $16.9 million, or 27.8% of sales, compared to $16.5 million (25.2%) in the December quarter and $22.6 million (27.5%) in the same quarter last year. The $400,000 increase in operating expenses compared to the December quarter is entirely due to legal expenses associated with the various class action and other employee classification lawsuits we are defending.

Adjusted EBITDA was $1.0 million compared to $1.9 million in the December 2008 quarter and a ($1.7 million) loss for the March quarter last year. The operating loss for the March quarter was $1.1 million, compared to losses of $33 thousand in the December quarter of 2008 and $3.7 million in the March 2008 quarter.

The Company’s calculation of Adjusted EBITDA for both the March and December quarters includes adjustments for expenses we are incurring for: (1) creation of the global alliance of domestic time-definite package delivery companies in other countries around the world, (2) certain non-recurring expenses associated with the May 2008 debt re-structuring and the recent replacement of our former revolving credit facility and (3) our wrongful termination litigation against a former customer. There were no such expenses in the March quarter of 2008 although that quarter did include $0.2 million of CD&L merger integration and restructuring charges.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions and include statements about our ability to improve gross margins, and if so, our ability to continue as a going concern and our ability to provide high quality cost effective outsourcing solutions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate.

Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may be unable to fund our future capital needs and we may need funds sooner than anticipated; we may be unable to maintain driver pay at acceptable levels or improve gross margins and if so, we may be unable to continue as a going concern; we may be unable to continue to provide high quality, cost effective outsourced solutions for our customers; we may be adversely affected by the recessionary economy and our large customers could reduce or discontinue using our services; we could be exposed to litigation stemming from the accidents or other activities of our drivers; we could be required to pay withholding taxes and extend employee benefits to our independent contractors; we could fail to make payments or otherwise comply with the covenants in our credit agreements, including those related to EBITDA and available cash; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility are limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the funds to do so; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as amended for the year ended June 28, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2009 as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:	Or

Velocity Express Corporation	Institutional Marketing Services (IMS)
Edward W. (Ted) Stone, CFO	John G. Nesbett/Jennifer Belodeau
203-349-4199	203-972-9200
tstone@velocityexp.com	jnesbett@institutionalms.com

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)

	March 28, 2009	June 28, 2008

ASSETS

Current assets:
Cash	$1,837	$4,240
Accounts receivable, net of allowance of $807 and $1,724 at March 28, 2009 and June 28, 2008, Respectively	18,902	25,126
Accounts receivable - other	1,119	815
Prepaid insurance	4,747	1,635
Other prepaid expenses and other current assets	1,071	720

Total current assets	27,676	32,536

Property and equipment, net	6,028	6,981
Goodwill	35,138	35,138
Intangible assets, net	19,733	21,333
Deferred financing costs, net	2,773	2,164
Other assets	4,014	3,797

Total assets	$95,362	$101,949

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Trade accounts payable	$26,752	$26,533
Accrued wages and benefits	3,576	4,078
Accrued legal and claims	1,350	4,102
Accrued insurance and claims	2,652	3,075
Accrued interest	4,107	5,708
Related party liabilities	40	52
Other accrued liabilities	1,155	1,705
Revolving line of credit	10,020	7,942
Current portion of long-term debt	910	1,152

Total current liabilities	50,562	54,347

Long-term debt, less current portion	74,391	46,498
Accrued insurance and claims	405	538
Other long-term liabilities	4,012	4,992

Total liabilities	129,370	106,375

Commitments and contingencies

Total shareholders’ deficit	(34,008)	(4,426)

Total liabilities and shareholders’ deficit	$95,362	$101,949

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 28, 2009, DECEMBER 27, 2008, & MARCH 29, 2008
AND NINE MONTH PERIODS ENDED MARCH 28, 2009 AND MARCH 29, 2008
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	March 28, 2009	December 27, 2008	March 29, 2008	March 28, 2009	March 29, 2008

Revenue	$60,825	$65,749	$82,159	$199,147	$261,567

Cost of services	42,916	47,281	61,263	143,059	196,923
Depreciation	422	460	351	1,377	952

Gross profit	17,487	18,008	20,545	54,711	63,692

Operating expenses:
Occupancy	4,431	3,804	4,975	12,628	14,036
Selling, general and administrative	12,459	12,739	17,578	39,068	54,140

	16,890	16,543	22,553	51,696	68,176
Non-recurring expenses for litigation, global alliance strategic transaction / debt restructuring	961	683	—	2,087	—
Integration and restructuring charges	—	51	176	51	1,181
Depreciation, amortization, asset impairment	741	764	1,482	2,331	4,450

Total operating expenses	18,592	18,041	24,211	56,165	73,807

Loss from operations	(1,105)	(33)	(3,666)	(1,454)	(10,115)

Other income (expense):
Interest expense, net	(10,007)	(9,048)	(5,018)	(28,595)	(14,831)

Other (including a loss on debt extinguishment of $0.3 million in 2009)	(307)	—	3	(314)	4

Loss before income taxes	(11,419)	(9,081)	(8,681)	(30,363)	(24,942)
Income taxes	3	(8)	105	(5)	276

Net loss	$(11,422)	$(9,073)	$(8,786)	$(30,358)	$(25,218)

Net loss applicable to common shareholders	$(13,688)	$(11,315)	$(10,613)	$(36,805)	$(32,494)

Basic and diluted net loss per share	$(3.73)	$(3.36)	$(3.78)	$(10.71)	$(11.77)

Weighted average common stock shares outstanding used in the basic and diluted net loss per share calculation	3,668	3,371	2,807	3,437	2,761

EXHIBIT B: USE OF NON-GAAP FINANCIAL MEASURES

This press release includes disclosures regarding “Adjusted EBITDA”, which is a non-GAAP financial measure. Adjusted EBITDA, is comprised of historical EBITDA, as adjusted for certain non-cash and/or non-recurring expenses. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net income (loss) is the most directly comparable financial measure to EBITDA under GAAP.

We present Adjusted EBITDA for several reasons. Management believes Adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash, including the payment of interest on our debt. In addition, we have presented Adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA is also more closely correlated than other GAAP financial measures to the definition of Consolidated Cash Flow in our Indenture and the definition of EBITDA in our Revolving Credit Agreement as amended. These measures are components of the restrictive covenants and financial ratios contained in the agreement(s) governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur additional debt and to pay dividends. As a result, management believes the presentation of Adjusted EBITDA provides important additional information to investors.

While we use Adjusted EBITDA in managing and analyzing our business and financial condition and believe it is useful to our management and investors for the reasons described above, it has certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Accordingly, it should not be construed as an alternative to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and is not, on its own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations of Adjusted EBITDA, and our calculation of Adjusted EBITDA may not be comparable to Adjusted EBITDA or other similarly titled measures of other companies.

A reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure presented in accordance with GAAP is included in the table that follows.

Reconciliation of Non-GAAP Financial Measures
VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED MARCH 28, 2009, DECEMBER 27, 2008, & MARCH 29, 2008
AND NINE MONTH PERIODS ENDED MARCH 28, 2009 AND MARCH 29, 2008
(Amounts in thousands)

	Three Months Ended			Nine Months Ended

	March 28, 2009	December 27, 2008	March 29, 2008	March 28, 2009	March 29, 2008

Net loss	$(11,422)	$(9,073)	$(8,786)	$(30,358)	$(25,218)
Interest expense, net	10,007	9,048	5,018	28,595	14,831
Income taxes	3	(8)	105	(5)	276
Depreciation	630	691	1,062	2,093	3,179
Amortization of intangible assets	533	533	771	1,600	2,223
Stock based compensation	—	—	—	—	151
Other non-operating (income)/exp.	—	—	(3)	—	(4)
Asset impairments	—	—	—	15	—
Loss on debt extinguishment	307	—	—	314	—
Integration and restructuring costs	—	51	176	51	1,181
Non-recurring expenses for Litigation, Global Alliance Strategic Transaction / Debt Restructuring	961	683	—	2,087	—

Adjusted EBITDA	$1,019	$1,925	$(1,657)	$4,392	$(3,381)